UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 23, 2017 (January 20, 2017)

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Certain Officers

Election of Executive Vice President and Chief Financial Officer

On January 23, 2017, HCP, Inc., a Maryland corporation (“HCP”), announced that its Board of Directors (the “Board”) elected Peter A. Scott, 37, to serve as Executive Vice President and Chief Financial Officer, effective February 13, 2017.

Mr. Scott has served as a Managing Director, Real Estate Banking Group of Barclays, a financial services firm listed on the London Stock Exchange, since May 2014. His experience also includes various positions of increasing responsibility during his time at Credit Suisse, a financial services firm, from September 2011 to May 2014, Barclays from September 2008 to September 2011 and Lehman Brothers, a financial services firm, from July 2002 to September 2008.

The material terms of Mr. Scott’s compensation are summarized as follows:

•	Base Salary and Bonus. Mr. Scott will receive an annual base salary of $550,000, subject to annual review. He will also be eligible for an annual bonus with a target amount of $700,000. The actual amount of the annual bonus will be determined by the Compensation Committee of the Board (the “Compensation Committee”), based on the achievement of the same performance targets and other terms and conditions applicable to other senior executives generally under HCP’s annual short-term incentive plan.

•	One-Time Make-Whole Bonus. In connection with his hiring, Mr. Scott will receive a one-time make-whole bonus (a “Make-Whole Bonus”) of $650,000. If he voluntarily terminates his employment within 12 months of his start date, he will be required to reimburse HCP a pro-rated amount of his Make-Whole Bonus.

•	One-Time Make-Whole Equity Award. In connection with his hiring, Mr. Scott will receive a one-time grant of restricted stock units with an aggregate grant date fair value of $1,000,000 (the “Initial Equity Award”). The Initial Equity Award is subject to a three-year annual vesting schedule following the grant date based on Mr. Scott’s continuing employment on the applicable vesting date.

•	Long-Term Equity Award Target. Mr. Scott will be eligible for an annual equity award with a target aggregate grant date fair value of $1,150,000 (the “Annual Equity Award”). The Annual Equity Award will be subject to approval by the Compensation Committee, with the same vesting criteria and other terms and conditions applicable to other senior executives generally under HCP’s annual long-term incentive plan, as determined by the Compensation Committee.

•	Severance Terms. Mr. Scott will be eligible to participate in both HCP’s Executive Severance Plan (“Severance Plan”) and HCP’s Executive Change in Control Severance Plan (“CIC Plan”). The material terms of the Severance Plan are described under Part II, Item 5 (Other Information) in HCP’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on May 9, 2016, and are incorporated herein by reference. The material terms of the CIC Plan are described under the heading “Change in Control Severance Plan” in HCP’s 2016 Proxy Statement, filed with the SEC on March 17, 2016, and under Part II, Item 5 (Other Information) in HCP’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2016, as applicable, and are incorporated herein by reference.

•	Other Benefits. Mr. Scott will be eligible to participate in the health, welfare and other benefits plans and arrangements as generally made available to HCP’s other executive vice presidents. HCP will also reimburse him for up to $85,000 of relocation and travel expenses. If he voluntarily terminates his employment within 12 months of his start date, he will be required to reimburse HCP for any relocation and travel reimbursement paid to him.

There are no family relationships involving Mr. Scott that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 23, 2017, HCP issued a press release announcing Mr. Scott’s election as Executive Vice President and Chief Financial Officer, as noted in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with, the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press Release, dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2017

HCP, Inc. (Registrant)

By:	/s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

No.	Description

99.1	Press Release, dated January 23, 2017.

5